Exhibit 3.2

Certificate of Designations of

6.25% Series B Mandatory Convertible Preferred Stock of

Alphabet Inc.

Alphabet Inc., a Delaware corporation (the “Corporation”), hereby certifies that, pursuant to the provisions of Sections 103, 141 and 151 of the General Corporation Law of the State of Delaware, (a) on May 21, 2026 the board of directors of the Corporation (the “Board of Directors”) authorized the Audit Committee thereof (the “Audit Committee”) to determine the designation, powers, preferences, rights and the qualifications, limitations or restrictions and all other terms of the issuance of one or more series of preferred stock; and (b) on June 3, 2026, the Audit Committee adopted the resolution shown immediately below, which resolution is now, and at all times since its date of adoption has been, in full force and effect.

RESOLVED, that pursuant to the provisions of the Amended and Restated Certificate of Incorporation of the Corporation (as such may be further amended, modified or restated from time to time, the “Certificate of Incorporation”) (which authorizes 100,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”)), and the authority vested in the Board of Directors and as delegated to the Audit Committee, a series of Preferred Stock be, and it hereby is, created, and that the designation and number of shares of such series, and the powers, preferences, rights and the qualifications, limitations or restrictions thereof are as set forth in the Certificate of Incorporation and this Certificate of Designations, as it may be amended from time to time (this “Certificate of Designations”) as follows:

Part 1. Designation and Number of Shares. Pursuant to the Certificate of Incorporation, there is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a series of Preferred Stock consisting of 9,625,000 shares of the Preferred Stock of the Corporation designated as the “6.25% Series B Mandatory Convertible Preferred Stock” (the “Series B Mandatory Convertible Preferred Stock”). Such number of shares may be decreased by resolution of the Board of Directors or any duly authorized committee thereof, subject to the terms and conditions hereof; provided that no decrease shall reduce the number of shares of the Series B Mandatory Convertible Preferred Stock to a number less than the number of shares then outstanding.

Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by Juan Rajlin, its Treasurer, this fifth day of June, 2026.

ALPHABET INC.

By:	/s/ Juan Rajlin
Name: Juan Rajlin
Title: Treasurer

[Signature Page to Certificate of Designations of Series B Mandatory Convertible Preferred Stock]

ANNEX A

STANDARD PROVISIONS

SECTION 1. General Matters; Ranking. Each share of the Series B Mandatory Convertible Preferred Stock shall be identical in all respects to every other share of the Series B Mandatory Convertible Preferred Stock. The Series B Mandatory Convertible Preferred Stock, with respect to dividend rights and/or rights upon the liquidation, winding-up or dissolution of the Corporation, as applicable, shall rank (i) senior to all Junior Stock, (ii) on a parity with all Parity Stock and (iii) junior to all Senior Stock and the Corporation’s existing and future indebtedness.

SECTION 2. Standard Definitions. As used herein with respect to the Series B Mandatory Convertible Preferred Stock:

“Accumulated Dividend Amount” means, with respect to any Fundamental Change Conversion, the aggregate amount of accumulated and unpaid dividends, if any, for any Dividend Periods prior to the Effective Date of the relevant Fundamental Change, including for the partial Dividend Period, if any, from, and including, the Dividend Payment Date immediately preceding such Effective Date to, but excluding, such Effective Date.

“ADRs” shall have the meaning set forth in Section 13(e).

“Applicable Market Value” means the Average VWAP per share of Class C Capital Stock over the Final Averaging Period.

“Audit Committee” shall have the meaning set forth in the recitals.

“Average VWAP” per share over a certain period means the arithmetic average of the VWAP per share for each Trading Day in such period.

“Board of Directors” shall have the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close.

“Bylaws” means the bylaws of the Corporation, as amended and restated, as they may be further amended from time to time.

“Certificate of Designations” shall have the meaning set forth in the recitals.

“Certificate of Incorporation” shall have the meaning set forth in the recitals.

“Clause I Distribution” shall have the meaning set forth in Section 13(a)(iv).

“Clause II Distribution” shall have the meaning set forth in Section 13(a)(iv).

“Clause IV Distribution” shall have the meaning set forth in Section 13(a)(iv).

“Class A Common Stock” means the Class A Common Stock, par value $0.001 per share, of the Corporation.

“Class B Common Stock” means the Class B common stock, par value $0.001 per share, of the Corporation.

“Class C Capital Stock” means the Class C capital stock, par value $0.001 per share, of the Corporation, subject to Section 13(e).

“close of business” means 5:00 p.m., New York City time.

“Conversion and Dividend Disbursing Agent” means Computershare Trust Company, N.A., the Corporation’s duly appointed conversion and dividend disbursing agent for the Series B Mandatory Convertible Preferred Stock, and any successor appointed under Section 14.

“Conversion Date” shall have the meaning set forth in Section 3(a).

“Corporation” shall have the meaning set forth in the recitals.

“Current Market Price” per share of Class C Capital Stock (or, in the case of clause (ii) below, per share of Class C Capital Stock, capital stock or similar equity interest, as applicable) means, for the purposes of determining an adjustment to the Fixed Conversion Rates:

(i) for purposes of any adjustment pursuant to Section 13(a)(ii), Section 13(a)(iv)(A) or Section 13(a)(v), the Average VWAP per share of Class C Capital Stock over the ten consecutive Trading Day period ending on, and including, (x) for purposes of Section 13(a)(ii), the Trading Day immediately preceding the announcement date of the relevant issuance and (y) for purposes of Section 13(a)(iv)(A) or Section 13(a)(v), the Trading Day immediately preceding the Ex-Date of the relevant distribution;

(ii) for purposes of any adjustment pursuant to Section 13(a)(iv)(B), the Average VWAP per share of Class C Capital Stock, capital stock or similar equity interest, as applicable (in the case of any capital stock or similar equity interest, determined by reference to the definition of “VWAP” as if references therein to Class C Capital Stock were to such capital stock or similar equity interest), over the first ten consecutive Trading Days commencing on, and including, the Ex-Date of such distribution; and

(iii) for purposes of any adjustment pursuant to Section 13(a)(vi), the Average VWAP per share of Class C Capital Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day immediately following the Expiration Date of the relevant tender offer or exchange offer.

“Distributed Property” shall have the meaning set forth in Section 13(a)(iv)(A).

“Dividend Amount” shall have the meaning set forth in Section 3(a).

“Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year commencing on, and including, August 15, 2026 to, and including, May 15, 2029.

“Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period shall commence on, and include, the Initial Issue Date and shall end on, but exclude, August 15, 2026.

“DTC” means The Depository Trust Company.

“Early Conversion” shall have the meaning set forth in Section 8(a).

“Early Conversion Additional Conversion Amount” shall have the meaning set forth in Section 8(b).

“Early Conversion Average Price” shall have the meaning set forth in Section 8(b).

“Early Conversion Date” shall have the meaning set forth in Section 10(b).

“Effective Date” shall have the meaning set forth in Section 9(a), except that, as used in Section 13(a)(iii) and Section 13(c)(ii), “Effective Date” means the first date on which shares of the Class C Capital Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share subdivision or combination, as applicable.

“Ex-Date” when used with respect to any issuance, dividend or distribution, means the first date on which the shares of Class C Capital Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Corporation or, if applicable, from the seller of the Class C Capital Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Property” shall have the meaning set forth in Section 13(e).

“Expiration Date” shall have the meaning set forth in Section 13(a)(vi).

“Fair Market Value” means the fair market value as determined in good faith by the Board of Directors (or an authorized committee thereof), whose determination shall be conclusive and set forth in a resolution of the Board of Directors (or such authorized committee).

“Final Averaging Period” means the 20 consecutive Trading Day period beginning on, and including, the 21st Scheduled Trading Day immediately preceding May 15, 2029.

“Five-Day Average Price” shall have the meaning set forth in Section 3(c)(iii).

“Fixed Conversion Rates” means the Maximum Conversion Rate and the Minimum Conversion Rate.

“Floor Price” shall have the meaning set forth in Section 3(e).

A “Fundamental Change” shall be deemed to have occurred at the time any of the following occurs after the Initial Issue Date:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Corporation, its Wholly Owned Subsidiaries and the employee benefit or incentive plans of the Corporation and its Wholly Owned Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such “person” or “group” has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the outstanding shares of the Class C Capital Stock or the Corporation otherwise becomes aware of such beneficial ownership;

(b) the consummation of (A) any recapitalization, reclassification or change of the Class C Capital Stock (other than a change only in par value or changes resulting from a subdivision or combination) as a result of which the Class C Capital Stock would be converted into, or exchanged for, or would represent solely the right to receive stock, other securities, other property or assets (including cash); (B) any share exchange, consolidation or merger of the Corporation pursuant to which the Class C Capital Stock will be converted into, will be exchanged for, or will represent solely the right to receive, stock, other securities, other property or assets (including cash); or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries, taken as a whole, to any Person other than one of the Corporation’s Wholly Owned Subsidiaries; or

(c) the Class C Capital Stock (or other common equity comprising all or part of the Exchange Property) ceases to be listed on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (a) or clause (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by all holders of the Class C Capital Stock (excluding cash payments for fractional shares or pursuant to dissenters’ appraisal rights) in connection with such transaction or transactions consists of shares of common equity that are listed on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) or will be so listed when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Series B Mandatory Convertible Preferred Stock becomes convertible into or exchangeable for such consideration, excluding cash payments for fractional shares or pursuant to dissenters’ appraisal rights.

If any transaction in which the Class C Capital Stock is replaced by securities of another entity pursuant to Section 13(e) occurs, following completion of any related Fundamental Change Conversion Period (or, if none, the Effective Date of such transaction), references to the Corporation in this definition of “Fundamental Change” shall instead be references to such other entity.

“Fundamental Change Conversion” shall have the meaning set forth in Section 9(a).

“Fundamental Change Conversion Date” shall have the meaning set forth in Section 10(c).

“Fundamental Change Conversion Period” shall have the meaning set forth in Section 9(a).

“Fundamental Change Conversion Rate” means, for any Fundamental Change Conversion, the conversion rate set forth in the table below for the Effective Date and the Stock Price applicable to such Fundamental Change:

	Stock Price
Effective Date	$100.00	$200.00	$300.00	$351.86	$400.00	$425.00	$439.75	$500.00	$600.00	$750.00	$1,000.00
June 5, 2026	2.7280	2.6180	2.4760	2.4200	2.3800	2.3620	2.3540	2.3240	2.2920	2.2700	2.2580
May 15, 2027	2.7740	2.6980	2.5360	2.4640	2.4100	2.3880	2.3760	2.3380	2.2980	2.2740	2.2620
May 15, 2028	2.8100	2.7920	2.6340	2.5320	2.4520	2.4160	2.3980	2.3420	2.2940	2.2720	2.2660
May 15, 2029	2.8420	2.8420	2.8420	2.8420	2.5000	2.3520	2.2740	2.2740	2.2740	2.2740	2.2740

The exact Stock Price and Effective Date may not be set forth in the table, in which case:

(x) If the Stock Price is between two Stock Prices set forth in the table above, or if the Effective Date is between two Effective Dates set forth in the table above, the Fundamental Change Conversion Rate shall be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day or 366-day year, as applicable.

(y) If the Stock Price is in excess of $1,000.00 per share (subject to adjustment in the same manner as adjustments are made to the Stock Prices in the column headings in the table above in accordance with the provisions of Section 13(c)(iv)), then the Fundamental Change Conversion Rate shall be the Minimum Conversion Rate.

(z) If the Stock Price is less than $100.00 per share (subject to adjustment in the same manner as adjustments are made to the Stock Prices in the column headings in the table above in accordance with the provisions of Section 13(c)(iv)), then the Fundamental Change Conversion Rate shall be the Maximum Conversion Rate.

The Stock Prices in the column headings in the table above are subject to adjustment in accordance with the provisions of Section 13(c)(iv). The Fundamental Change Conversion Rates set forth in the table above are each subject to adjustment in the same manner and at the same time as each Fixed Conversion Rate as set forth in Section 13.

“Fundamental Change Dividend Make-whole Amount” shall have the meaning set forth in Section 9(a).

“Fundamental Change Early Conversion Right” shall have the meaning set forth in Section 9(a).

“Fundamental Change Notice” shall have the meaning set forth in Section 9(b).

“Holder” means each person in whose name shares of the Series B Mandatory Convertible Preferred Stock are registered, who shall be treated by the Corporation and the Registrar as the absolute owner of those shares of Series B Mandatory Convertible Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

“Initial Dividend Threshold” shall have the meaning set forth in Section 13(a)(v).

“Initial Issue Date” means June 5, 2026.

“Initial Price” means $1,000, divided by the Maximum Conversion Rate, rounded to the nearest $0.0001, which is initially equal to $351.8649.

“Junior Stock” means (i) the Class A Common Stock, the Class B Common Stock and the Class C Capital Stock and (ii) each other class or series of capital stock of the Corporation issued after the Initial Issue Date, the terms of which do not expressly provide that such capital stock shall rank either (x) senior to the Series B Mandatory Convertible Preferred Stock as to dividend rights or rights upon the Corporation’s liquidation, winding-up or dissolution or (y) on a parity with the Series B Mandatory Convertible Preferred Stock as to dividend rights and rights upon the Corporation’s liquidation, winding-up or dissolution.

“Liquidation Dividend Amount” shall have the meaning set forth in Section 4(a).

“Liquidation Preference” means, as to the Series B Mandatory Convertible Preferred Stock, $1,000 per share.

“Make-whole Dividend Amount” shall have the meaning set forth in Section 9(a).

“Mandatory Conversion” shall have the meaning set forth in Section 7(a).

“Mandatory Conversion Additional Conversion Amount” shall have the meaning set forth in Section 7(c).

“Mandatory Conversion Date” means the second Business Day immediately following the last Trading Day of the Final Averaging Period.

“Mandatory Conversion Rate” shall have the meaning set forth in Section 7(b).

“Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Class C Capital Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Class C Capital Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Class C Capital Stock or in any options contracts or futures contracts relating to the Class C Capital Stock.

“Maximum Conversion Rate” shall have the meaning set forth in Section 7(b)(iii).

“Minimum Conversion Rate” shall have the meaning set forth in Section 7(b)(i).

“Nonpayment” shall have the meaning set forth in Section 6(b)(i).

“Nonpayment Remedy” shall have the meaning set forth in Section 6(b)(iii).

“Officer” means the Chief Executive Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer or the Secretary of the Corporation.

“Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

“open of business” means 9:00 a.m., New York City time.

“Parity Stock” means the Series A Mandatory Convertible Preferred Stock, and any class or series of capital stock of the Corporation issued after the Initial Issue Date, the terms of which expressly provide that such capital stock shall rank on a parity with the Series B Mandatory Convertible Preferred Stock as to dividend rights and rights upon the Corporation’s liquidation, winding-up or dissolution.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Preferred Stock” shall have the meaning set forth in the recitals.

“Preferred Stock Directors” shall have the meaning set forth in Section 6(b)(i).

“Prospectus Supplement (Series A)” means the preliminary prospectus supplement dated June 1, 2026, as supplemented by the related pricing term sheet dated June 2, 2026, relating to the offering and sale of the Series A Mandatory Convertible Preferred Stock and the Series A Depositary Shares.

“Prospectus Supplement (Series B)” means the preliminary prospectus supplement dated June 1, 2026, as supplemented by the related pricing term sheet dated June 2, 2026, relating to the offering and sale of the Series B Mandatory Convertible Preferred Stock and the Series B Depositary Shares.

“Record Date” means, with respect to any Dividend Payment Date, the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding the relevant February 15, May 15, August 15 or November 15 Dividend Payment Date, respectively. These Record Dates shall apply regardless of whether a particular Record Date is a Business Day.

“Record Holder” means, with respect to any Dividend Payment Date, a Holder of record of the Series B Mandatory Convertible Preferred Stock as such Holder appears on the stock register of the Corporation at the close of business on the related Record Date.

“Registrar” means, initially, Computershare Trust Company, N.A., as the Corporation’s duly appointed registrar for the Series B Mandatory Convertible Preferred Stock, and any successor appointed under Section 14.

“Reorganization Common Stock” shall have the meaning set forth in Section 13.

“Reorganization Event” shall have the meaning set forth in Section 13(e).

“Reorganization Valuation Percentage” for any Reorganization Event shall be equal to (x) the Average VWAP of one share of the relevant Reorganization Common Stock over the relevant Reorganization Valuation Period (determined as if references to “Class C Capital Stock” in the definition of “VWAP” were references to the “Reorganization Common Stock” for such Reorganization Event), divided by (y) the Average VWAP of one share of Class C Capital Stock over the relevant Reorganization Valuation Period.

“Reorganization Valuation Period” for any Reorganization Event means the five consecutive Trading Day period immediately preceding, but excluding, the effective date for such Reorganization Event.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Senior Stock” means each class or series of capital stock of the Corporation issued after the Initial Issue Date, the terms of which expressly provide that such capital stock shall rank senior to the Series B Mandatory Convertible Preferred Stock as to dividend rights or rights upon the Corporation’s liquidation, winding-up or dissolution.

“Series A Depositary Shares” means the depositary shares representing fractional interests in the Series A Mandatory Convertible Preferred Stock.

“Series A Mandatory Convertible Preferred Stock” means the Series A Mandatory Convertible Preferred Stock, par value $0.001 per share, of the Corporation.

“Series B Depositary Shares” means the depositary shares representing fractional interests in the Series B Mandatory Convertible Preferred Stock.

“Series B Mandatory Convertible Preferred Stock” shall have the meaning set forth in Part 1 of this Certificate of Designations.

“Shelf Registration Statement” means a shelf registration statement filed with the Securities and Exchange Commission in connection with the issuance of or resales of shares of Class C Capital Stock issued as payment of a dividend on shares of the Series B Mandatory Convertible Preferred Stock, including dividends paid in connection with a conversion thereof.

“Spin-Off” means a distribution by the Corporation to all or substantially all holders of Class C Capital Stock consisting of capital stock of, or similar equity interests in, or relating to a Subsidiary or other business unit of the Corporation, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange.

“Stock Price” means, for any Fundamental Change, (i) if all holders of Class C Capital Stock receive only cash in exchange for their Class C Capital Stock in such Fundamental Change, the amount of cash paid in such Fundamental Change per share of Class C Capital Stock, and (ii) in all other cases, the Average VWAP per share of Class C Capital Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of such Fundamental Change.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Threshold Appreciation Price” means $1,000, divided by the Minimum Conversion Rate, rounded to the nearest $0.0001, which is initially equal to $439.7537.

“Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Class C Capital Stock generally occurs on the Nasdaq Global Select Market or, if the Class C Capital Stock is not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Class C Capital Stock is then listed or, if the Class C Capital Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Class C Capital Stock is then listed or admitted for trading. If the Class C Capital Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Transfer Agent” initially means Computershare Trust Company, N.A., as the Corporation’s duly appointed transfer agent for the Series B Mandatory Convertible Preferred Stock, and any successor appointed under Section 14.

“Trigger Event” shall have the meaning set forth in Section 13(a)(iv).

“Unit of Exchange Property” shall have the meaning set forth in Section 13(e).

“Voting Preferred Stock” means any class or series of Parity Stock upon which voting rights like those set forth in Section 6(b) have been conferred and are exercisable, including the Series A Mandatory Convertible Preferred Stock.

“VWAP” per share of Class C Capital Stock on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “GOOG <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time (or, if the scheduled close of trading of the primary session for the primary U.S. national or regional securities exchange or market on which Class C Capital Stock is listed or admitted for trading on such Trading Day is earlier, such earlier scheduled close of trading), on such Trading Day; or, if such price is not available, “VWAP” means the market value per share of Class C Capital Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.

SECTION 3. Dividends. (a) Rate. Subject to the rights of holders of any class of capital stock of the Corporation ranking senior to the Series B Mandatory Convertible Preferred Stock with respect to dividends, Holders shall be entitled to receive, when, as and if declared by the Board of Directors (or an authorized committee thereof) out of funds of the Corporation legally available therefor, cumulative dividends at the rate per annum of 6.25% on the Liquidation Preference per share of Series B Mandatory Convertible Preferred Stock (equivalent to $62.50 per annum per share (the “Dividend Amount”)), payable in cash, by delivery of shares of Class C Capital Stock or through any combination of cash and shares of Class C Capital Stock, as determined by the Board of Directors (or an authorized committee thereof) in its sole discretion (subject to the limitations described below). Declared dividends on the Series B Mandatory Convertible Preferred Stock shall be payable quarterly on each Dividend Payment Date at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date, whether or not in any Dividend Period or Dividend Periods there have been funds legally available for the payment of such dividends. Declared dividends shall be payable on the relevant Dividend Payment Date to Record Holders at the close of business on the immediately preceding Record Date, whether or not such Record Holders convert their shares of Series B Mandatory Convertible Preferred Stock, or such shares are automatically converted, after such Record Date and on or prior to the immediately succeeding Dividend Payment Date. If a Dividend Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay.

The amount of dividends payable on each share of Series B Mandatory Convertible Preferred Stock for each full Dividend Period (after the initial Dividend Period) shall be computed by dividing the annual dividend rate by four. Dividends payable on the Series B Mandatory Convertible Preferred Stock for the initial Dividend Period and any partial Dividend Period shall be computed based upon the actual number of days elapsed during such period over a 360-day year (consisting of twelve 30-day months). Accumulated dividends shall not bear interest if they are paid subsequent to the applicable Dividend Payment Date.

No dividend shall be declared or paid upon, or any sum or number of shares of Class C Capital Stock set apart for the payment of dividends upon, any outstanding share of Series B Mandatory Convertible Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum or number of shares of Class C Capital Stock have been set apart for the payment of such dividends upon, all outstanding shares of Series B Mandatory Convertible Preferred Stock.

Holders shall not be entitled to any dividends on the Series B Mandatory Convertible Preferred Stock, whether payable in cash, shares of Class C Capital Stock or other property, in excess of full cumulative dividends, calculated as set forth above.

Except as described in this Section 3(a), dividends on any share of Series B Mandatory Convertible Preferred Stock converted to Class C Capital Stock shall cease to accumulate on the Mandatory Conversion Date, the Fundamental Change Conversion Date or the Early Conversion Date (each, a “Conversion Date”), as applicable.

(b) Priority of Dividends. So long as any share of the Series B Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Class C Capital Stock or any other shares of Junior Stock, and no Class C Capital Stock or other Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its Subsidiaries unless all accumulated and unpaid dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum or number of shares of Class C Capital Stock have been set apart for the payment of such dividends upon, all outstanding shares of Series B Mandatory Convertible Preferred Stock. The foregoing limitation shall not apply to (i) a dividend payable on any Class C Capital Stock or other Junior Stock in shares of any Class C Capital Stock or other Junior Stock; (ii) the acquisition of shares of any Class C Capital Stock or other Junior Stock in exchange for, or a purchase, redemption or other acquisition for value of shares of any Class C Capital Stock or other Junior Stock with the proceeds from a substantially concurrent sale of, shares of any Class C Capital Stock or other Junior Stock and the payment of cash in lieu of any fractional share of Class C Capital Stock or other Junior Stock; (iii) purchases of fractional interests in shares of any Class C Capital Stock or other Junior Stock pursuant to the conversion or exchange provisions of such shares of other Junior Stock or any securities exchangeable for or convertible into such shares of Class C Capital Stock or other Junior Stock; (iv) redemptions, purchases or other acquisitions of shares of Class C Capital Stock or other Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more of the Corporation’s or its Subsidiaries’ employees, officers, directors, consultants or independent contractors, including, without limitation, the forfeiture of unvested shares of restricted stock or share withholdings upon exercise, delivery or vesting of equity awards and the payment of cash in lieu of any fractional share of Class C Capital Stock or other Junior Stock; (v) any dividends or distributions of rights or Class C Capital Stock or other Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan, and the payment of cash in lieu of any fractional share of Class C Capital Stock or other Junior Stock; (vi) purchases of Junior Stock pursuant to a binding contract (including a stock repurchase plan) to make such purchases, if such contract was in effect before the Initial Issue Date; (vii) the acquisition by the Corporation or any of its Subsidiaries of record ownership in Class C Capital Stock or other Junior Stock or Parity Stock on behalf of any other Persons (other than the Corporation or any of its Subsidiaries) that is a beneficial owner thereof, including as trustees or custodians; (viii) the exchange or conversion or reclassification of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation preference) and the payment of cash in lieu of any fractional share of other Junior Stock or other Parity Stock, as the case may be; or (ix) the settlement of any convertible note hedge transactions or capped call transactions entered into in connection with the issuance, by the Corporation or any of its Subsidiaries, of the Series A Depositary Shares, Series B Depositary Shares or any preferred stock or debt securities that are convertible into, or exchangeable for, the Class C Capital Stock or other Junior Stock (or into or for any combination of cash and Class C Capital Stock or other Junior Stock based on the value of the Class C Capital Stock or other Junior Stock), provided such convertible note hedge transactions or capped call transactions, as applicable, were entered into (x) in connection with the offering of the Series A Depositary Shares pursuant to the Prospectus Supplement (Series A) or the offering of the Series B Depositary Shares pursuant to the Prospectus Supplement (Series B), (y) before the Initial Issue Date or (z) on customary terms in compliance with the foregoing provision.

When dividends on shares of Series B Mandatory Convertible Preferred Stock have not been paid in full on any Dividend Payment Date or declared and a sum or number of shares of Class C Capital Stock sufficient for payment thereof set aside for the benefit of the Holders thereof on the applicable Record Date, no dividends may be declared or paid on any Parity Stock unless dividends are declared on the Series B Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the Series B Mandatory Convertible Preferred Stock and each such other class or series of Parity Stock shall bear the same ratio to each other as all accumulated and unpaid dividends per share on the shares of the Series B Mandatory Convertible Preferred Stock and such class or series of Parity Stock (which dollar amount will, if dividends on such class or series of Parity Stock are not cumulative, be the full amount of dividends per share thereof in respect of the most recent dividend period thereof) (subject to their having been declared by the Board of Directors (or an authorized committee thereof) out of legally available funds) bear to each other immediately prior to the payment of such dividends, in proportion to their respective liquidation preferences; provided that any unpaid dividends on the Series B Mandatory Convertible Preferred Stock will continue to accumulate.

For the avoidance of doubt, the provisions set forth in this Section 3(b) shall not prohibit or restrict the payment or other acquisition for value of any debt securities that are convertible into, or exchangeable for, any Junior Stock.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors (or an authorized committee thereof) may be declared and paid on any securities, including Class C Capital Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and Holders shall not be entitled to participate in any such dividends.

If the Corporation (or an applicable withholding agent) is required to withhold on distributions of Class C Capital Stock to a Holder and pay the applicable withholding taxes, the Corporation may, at its option, or an applicable withholding agent may, withhold such taxes from, or set off such taxes against, payments of cash or shares of Class C Capital Stock payable to such Holder or such Holder’s other funds or assets.

(c) Method of Payment of Dividends. (i) Subject to the limitations described below, the Corporation may pay any declared dividend (or any portion of any declared dividend) on the Series B Mandatory Convertible Preferred Stock, whether or not for a current Dividend Period or any prior Dividend Period, as determined by the Board of Directors (or an authorized committee thereof) in its sole discretion:

(A) by paying cash;

(B) by delivering shares of Class C Capital Stock; or

(C) through any combination of paying cash and delivering shares of Class C Capital Stock.

(ii) Each payment of a declared dividend on the Series B Mandatory Convertible Preferred Stock shall be made in cash, except to the extent the Corporation timely elects to make all or any portion of such payment in shares of Class C Capital Stock. The Corporation shall give notice to Holders of any such election, and the portion of such payment that will be made in cash and the portion of such payment that will be made in Class C Capital Stock, on the earlier of the date the Corporation declares such dividend and the tenth Scheduled Trading Day immediately preceding the Dividend Payment Date for such dividend.

(iii) Any shares of Class C Capital Stock issued in payment or partial payment of a declared dividend shall be valued for such purpose at the Average VWAP per share of Class C Capital Stock over the five consecutive Trading Day period ending on, and including, the second Trading Day immediately preceding the applicable Dividend Payment Date (the “Five-Day Average Price”), multiplied by 97%.

(d) No fractional shares of Class C Capital Stock shall be delivered by the Corporation to Holders in payment or partial payment of a dividend. A cash adjustment shall instead be paid by the Corporation to each Holder that would otherwise be entitled to receive a fraction of a share of Class C Capital Stock based on the Five-Day Average Price.

(e) Notwithstanding the foregoing, in no event shall the number of shares of Class C Capital Stock delivered in connection with any declared dividend exceed a number equal to the amount of such declared dividend as to which the Corporation has elected to deliver shares of Class C Capital Stock in lieu of paying cash divided by $123.15, subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate as set forth in Section 13 (such dollar amount, as adjusted from time to time, the “Floor Price”). To the extent that the amount of any declared dividend as to which the Corporation has elected to deliver shares of Class C Capital Stock in lieu of paying cash exceeds the product of the number of shares of Class C Capital Stock delivered in connection with such declared dividend and 97% of the Five-Day Average Price, the Corporation shall, if it is legally able to do so, notwithstanding any notice by the Corporation to the contrary, pay such excess amount in cash.

(f) To the extent that the Corporation, in its reasonable judgment, determines that a Shelf Registration Statement is required in connection with the issuance of, or for resales of, Class C Capital Stock issued as payment of a dividend, including dividends paid in connection with a conversion, the Corporation shall, to the extent such a Shelf Registration Statement is not currently filed and effective, use its commercially reasonable efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all such shares of Class C Capital Stock have been resold thereunder and such time as all such shares are freely tradable without registration by Holders thereof that are not, and have not been within the three months preceding, “affiliates” of the Corporation for purposes of the Securities Act. To the extent applicable, the Corporation shall also use its commercially reasonable efforts to have such shares of Class C Capital Stock qualified or registered under applicable state securities laws, if required, and approved for listing on the Nasdaq Global Select Market (or if the Class C Capital Stock is not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Class C Capital Stock is then listed).

SECTION 4. Liquidation, Winding-Up or Dissolution. (a) In the event of any voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, each Holder shall be entitled to receive the Liquidation Preference per share of Series B Mandatory Convertible Preferred Stock, plus an amount (the “Liquidation Dividend Amount”) equal to accumulated and unpaid dividends on such shares to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of the assets of the Corporation available for distribution to its stockholders, after satisfaction of liabilities owed to the Corporation’s creditors and holders of any Senior Stock, and before any payment or distribution is made to holders of any Junior Stock, including, without limitation, Class C Capital Stock.

(b) Neither the sale of all or substantially all of the assets or business of the Corporation (other than in connection with the liquidation, winding-up or dissolution of the Corporation), nor the merger or consolidation of the Corporation into or with any other Person, shall be deemed to be a voluntary or involuntary liquidation, winding-up or dissolution of the Corporation for the purposes of this Section 4.

(c) If, upon the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, the amounts payable with respect to (1) the Liquidation Preference plus the Liquidation Dividend Amount of the Series B Mandatory Convertible Preferred Stock and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends to, but excluding, the date fixed for liquidation, winding-up or dissolution on, all Parity Stock are not paid in full, the Holders and all holders of any Parity Stock shall share equally and ratably in any distribution of the Corporation’s assets in proportion to the respective liquidation preferences and amounts equal to the accumulated and unpaid dividends to which they are entitled.

(d) After the payment to any Holder of the full amount of the Liquidation Preference and the Liquidation Dividend Amount for each of such Holder’s shares of Series B Mandatory Convertible Preferred Stock, such Holder as such shall have no right or claim to any of the remaining assets of the Corporation.

SECTION 5. No Redemption; No Sinking Fund. The Series B Mandatory Convertible Preferred Stock shall not be subject to any redemption, sinking fund or other similar provisions.

SECTION 6. Voting Rights.

(a) General. Holders shall not have any voting rights except as set forth in this Section 6 or as otherwise from time to time specifically required by Delaware law.

(b) Right to Elect Two Directors Upon Nonpayment. (i) Whenever dividends on any shares of Series B Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more Dividend Periods (including, for the avoidance of doubt, the Dividend Period beginning on, and including, the Initial Issue Date and ending on, but excluding, August 15, 2026), whether or not for consecutive Dividend Periods (a “Nonpayment”), the Holders, voting together as a single class with holders of any and all other series of Voting Preferred Stock then outstanding, shall be entitled at the Corporation’s next special or annual meeting of stockholders to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”); provided that the election of any such directors will not cause the Corporation to violate the corporate governance requirements of the Nasdaq Global Select Market (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; provided further that the Board of Directors shall at no time include more than two Preferred Stock Directors. In the event of a Nonpayment, the number of directors then constituting the Board of Directors shall be increased by two, and the new directors shall be elected at an annual or special meeting of stockholders called by the Board of Directors, subject to its fiduciary duties, at the request of the holders of record of at least 25% of the shares of Series B Mandatory Convertible Preferred Stock or of any other series of Voting Preferred Stock (provided that if such request is not received at least 90 calendar days before the date fixed for the next annual or special meeting of the stockholders, such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting, so long as the Holders continue to have such voting rights. Whether a plurality, majority or other portion of the Series B Mandatory Convertible Preferred Stock and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Series B Mandatory Convertible Preferred Stock and such other Voting Preferred Stock voted.

(ii) Any request to call a meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Series B Mandatory Convertible Preferred Stock or Voting Preferred Stock then outstanding, and delivered to the Corporation in such manner as provided for in Section 16 below, or as may otherwise be required by law.

(iii) If and when all accumulated and unpaid dividends on the Series B Mandatory Convertible Preferred Stock have been paid in full, or declared and a sum or number of shares of Class C Capital Stock sufficient for such payment shall have been set aside (a “Nonpayment Remedy”), the Holders shall immediately and, without any further action by the Corporation, be divested of the voting rights described in this Section 6(b), subject to the revesting of such rights in the event of each subsequent Nonpayment. If such voting rights for the Holders and all other holders of Voting Preferred Stock shall have terminated, the term of office of each Preferred Stock Director so elected shall terminate at such time and the number of directors on the Board of Directors shall automatically decrease by two.

(iv) Any Preferred Stock Director may be removed at any time with or without cause by the holders of record of a majority of the outstanding shares of the Series B Mandatory Convertible Preferred Stock and any other shares of Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting rights described in this Section 6(b). In the event that a Nonpayment shall have occurred and there shall not have been a Nonpayment Remedy, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series B Mandatory Convertible Preferred Stock and any other shares of Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting rights described in this Section 6(b); provided that the filling of each vacancy will not cause the Corporation to violate the corporate governance requirements of the Nasdaq Global Select Market (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. Any such vote of Holders and holders of any Voting Preferred Stock to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at an annual or special meeting of stockholders of the Corporation, called as provided above for an initial election of Preferred Stock Directors after a Nonpayment (provided that if such request is not received at least 90 calendar days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, such vote shall be taken at such next annual or special meeting of stockholders of the Corporation). Each Preferred Stock Director elected at any annual or special meeting of stockholders of the Corporation or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders of the Corporation if such office shall not have previously terminated and such Preferred Stock Director shall not have been removed from such office, in each case as provided above.

(c) Other Voting Rights. So long as any shares of Series B Mandatory Convertible Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the affirmative vote or consent of the Holders of at least two-thirds of the outstanding shares of Series B Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of Voting Preferred Stock then outstanding, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for such purpose, shall be necessary for effecting or validating any authorization or creation of, or any increase in the authorized amount of, any Senior Stock.

In addition, so long as any shares of Series B Mandatory Convertible Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the affirmative vote or consent of the Holders of at least two-thirds of the outstanding shares of Series B Mandatory Convertible Preferred Stock, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for such purpose, shall be necessary for effecting or validating:

(i) any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of Designations so as to materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Mandatory Convertible Preferred Stock; or

(ii) any consummation of a binding share exchange or reclassification involving the Series B Mandatory Convertible Preferred Stock, or of a merger or consolidation of the Corporation with or into another Person, unless either (x) the shares of Series B Mandatory Convertible Preferred Stock remain outstanding and have rights, preferences, privileges and voting powers, taken as a whole, that are no less favorable to the Holders thereof in any material respect than the rights, preferences, privileges and voting powers of the Series B Mandatory Convertible Preferred Stock immediately prior to such consummation, taken as a whole, or (y) in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, the shares of Series B Mandatory Convertible Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and such preference securities have rights, preferences, privileges and voting powers, taken as a whole, that are no less favorable to the holders thereof in any material respect than the rights, preferences, privileges and voting powers of the Series B Mandatory Convertible Preferred Stock immediately prior to such consummation, taken as a whole.

Notwithstanding the foregoing, for all purposes of this Section 6(c), (1) any increase in the amount of the Corporation’s authorized but unissued shares of Preferred Stock, (2) any increase in the amount of the Corporation’s authorized or issued shares of Series B Mandatory Convertible Preferred Stock, (3) the creation and issuance, or an increase in the authorized or issued amount, of any series of Junior Stock or any other series of Parity Stock and (4) the application of the provisions set forth in Section 13(e) shall in each case be deemed not to materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Mandatory Convertible Preferred Stock and shall not require the affirmative vote or consent of Holders.

(d) Change for Clarification. Without the consent of the Holders of the Series B Mandatory Convertible Preferred Stock, the Corporation may amend, alter, supplement or repeal any terms of the Series B Mandatory Convertible Preferred Stock by amending or supplementing the Certificate of Incorporation, this Certificate of Designations or any stock certificate representing shares of the Series B Mandatory Convertible Preferred Stock:

(i) to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument;

(ii) to make any provision with respect to matters or questions relating to the Series B Mandatory Convertible Preferred Stock that is not inconsistent with the provisions of this Certificate of Designations and that does not materially and adversely affect the rights of any Holder; or

(iii) to make any other change that does not materially and adversely affect the rights of any Holder (other than any Holder that consents to such change).

In addition, without the consent of the Holders, the Corporation may amend, alter, supplement or repeal any terms of the Series B Mandatory Convertible Preferred Stock to (x) conform the terms of the Series B Mandatory Convertible Preferred Stock to the description thereof in the “Description of Series B Mandatory Convertible Preferred Stock” section of the Prospectus Supplement (Series B) or (y) file a certificate of correction with respect to this Certificate of Designations to the extent permitted by Section 103(f) of the General Corporation Law of the State of Delaware.

(e) Prior to the close of business on the applicable Conversion Date, the shares of Class C Capital Stock issuable upon conversion of the Series B Mandatory Convertible Preferred Stock shall not be deemed to be outstanding and Holders shall have no voting rights with respect to such shares of Class C Capital Stock by virtue of holding the Series B Mandatory Convertible Preferred Stock, including the right to vote on any amendment to the Certificate of Incorporation or this Certificate of Designations that would adversely affect the rights of holders of the Class C Capital Stock.

(f) The number of votes that each share of Series B Mandatory Convertible Preferred Stock and each share of any Voting Preferred Stock participating in the votes as described in this Section 6 shall have shall be in proportion to the liquidation preference of such share.

(g) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors (or an authorized committee thereof), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and the rules of any national securities exchange or other trading facility on which the Series B Mandatory Convertible Preferred Stock is listed or traded at the time.

SECTION 7. Mandatory Conversion on the Mandatory Conversion Date. (a) Each outstanding share of Series B Mandatory Convertible Preferred Stock shall automatically convert (unless previously converted at the option of the Holder in accordance with Section 8 or pursuant to an exercise of a Fundamental Change Early Conversion Right pursuant to Section 9) on the Mandatory Conversion Date (“Mandatory Conversion”) into a number of shares of Class C Capital Stock equal to the Mandatory Conversion Rate.

(b) The “Mandatory Conversion Rate” shall, subject to adjustment in accordance with Section 7(c), be as follows:

(i) if the Applicable Market Value is greater than the Threshold Appreciation Price, then the Mandatory Conversion Rate shall be equal to 2.2740 shares of Class C Capital Stock per share of Series B Mandatory Convertible Preferred Stock (the “Minimum Conversion Rate”);

(ii) if the Applicable Market Value is less than or equal to the Threshold Appreciation Price but equal to or greater than the Initial Price, then the Mandatory Conversion Rate per share of Series B Mandatory Convertible Preferred Stock shall be equal to $1,000 divided by the Applicable Market Value, rounded to the nearest ten-thousandth; or

(iii) if the Applicable Market Value is less than the Initial Price, then the Mandatory Conversion Rate shall be equal to 2.8420 shares of Class C Capital Stock per share of Series B Mandatory Convertible Preferred Stock (the “Maximum Conversion Rate”);

provided that the Fixed Conversion Rates and the Applicable Market Value are each subject to adjustment in accordance with the provisions of Section 13.

(c) If the Corporation declares a dividend for the Dividend Period ending on May 15, 2029, the Corporation shall pay such dividend to the Record Holders at the close of business as of May 1, 2029 as set forth in Section 3. If on or prior to May 1, 2029, the Corporation has not declared all or any portion of all accumulated and unpaid dividends on the Series B Mandatory Convertible Preferred Stock through May 15, 2029, the Mandatory Conversion Rate shall be adjusted so that Holders receive an additional number of shares of Class C Capital Stock equal to the amount of accumulated and unpaid dividends that have not been declared (the “Mandatory Conversion Additional Conversion Amount”), divided by the greater of (i) the Floor Price and (ii) 97% of the Five-Day Average Price (calculated as if the applicable Dividend Payment Date were May 15, 2029). To the extent that the Mandatory Conversion Additional Conversion Amount exceeds the product of such number of additional shares of Class C Capital Stock and 97% of such Five-Day Average Price, the Corporation shall, if the Corporation is legally able to do so, pay such excess amount in cash pro rata to the Holders.

SECTION 8. Early Conversion at the Option of the Holder. (a) Other than during a Fundamental Change Conversion Period, the Holders shall have the right to convert their shares of Series B Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Series B Mandatory Convertible Preferred Stock), at any time prior to May 15, 2029 (“Early Conversion”), into shares of Class C Capital Stock at the Minimum Conversion Rate, subject to adjustment as described in Section 13 and to satisfaction of the conversion procedures set forth in Section 10.

(b) If as of any Early Conversion Date relating to an Early Conversion, the Corporation has not declared all or any portion of the accumulated and unpaid dividends for all full Dividend Periods ending on or prior to the Dividend Payment Date immediately preceding such Early Conversion Date, the Minimum Conversion Rate shall be adjusted, with respect to such Early Conversion, so that the converting Holder receives an additional number of shares of Class C Capital Stock equal to the amount of accumulated and unpaid dividends that have not been declared for such full Dividend Periods (the “Early Conversion Additional Conversion Amount”), divided by the greater of (i) the Floor Price and (ii) the Average VWAP per share of the Class C Capital Stock over the 20 consecutive Trading Day period ending on, and including, the second Trading Day immediately preceding such Early Conversion Date (such average being referred to as the “Early Conversion Average Price”). For the avoidance of doubt, to the extent that the Early Conversion Additional Conversion Amount exceeds the product of such number of additional shares of Class C Capital Stock and the Early Conversion Average Price, the Corporation will not have any obligation to pay the shortfall in cash. Except as described in the first sentence of this Section 8(b), upon any Early Conversion of any shares of the Series B Mandatory Convertible Preferred Stock, the Corporation shall make no payment or allowance for unpaid dividends on such shares of the Series B Mandatory Convertible Preferred Stock, unless the Early Conversion Date occurs after the Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holder of the converted shares as of such Record Date, in accordance with Section 3.

SECTION 9. Fundamental Change Conversion. (a) If a Fundamental Change occurs on or prior to May 15, 2029, the Holders shall have the right (the “Fundamental Change Early Conversion Right”) to: (i) convert their shares of Series B Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Series B Mandatory Convertible Preferred Stock) (any such conversion pursuant to this Section 9(a) being a “Fundamental Change Conversion”), at any time during the period (the “Fundamental Change Conversion Period”) that begins on, and includes, the effective date of such Fundamental Change (the “Effective Date”) and ends at the close of business on the date that is the earlier of (x) 20 calendar days after the Effective Date (or, if later, the date that is 20 calendar days after Holders receive notice of such Fundamental Change) and (y) May 15, 2029 (and, for the avoidance of doubt, the Fundamental Change Conversion Period may not end on a date that is later than May 15, 2029), into a number of shares of Class C Capital Stock equal to the Fundamental Change Conversion Rate per share of Series B Mandatory Convertible Preferred Stock; (ii) with respect to such converted shares of Series B Mandatory Convertible Preferred Stock, receive an amount equal to the present value, as of the Effective Date of such Fundamental Change, calculated using a discount rate of 4.09% per annum, of all dividend payments on such shares (excluding any Accumulated Dividend Amount) for all the remaining full Dividend Periods and for the partial Dividend Period from, and including, such Effective Date to, but excluding, the next Dividend Payment Date (the “Fundamental Change Dividend Make-whole Amount”); and

(iii) with respect to such converted shares of Series B Mandatory Convertible Preferred Stock, to the extent that, as of such Effective Date, there is any Accumulated Dividend Amount, receive payment of the Accumulated Dividend Amount (the amounts described in clauses (ii) and (iii), collectively, the “Make-whole Dividend Amount”), in the case of clauses (ii) and (iii), subject to the Corporation’s right to deliver shares of Class C Capital Stock in lieu of all or part of such amounts as set forth in clause (d) below; provided that, if such Effective Date or the relevant Fundamental Change Conversion Date falls after the Record Date for a declared dividend and on or prior to the next Dividend Payment Date, the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holders as of such Record Date, in accordance with Section 3, such dividend shall not be included in the Accumulated Dividend Amount, and the Fundamental Change Dividend Make-whole Amount shall not include the present value of the payment of such dividend.

(b) The Corporation shall provide written notice (a “Fundamental Change Notice”) to Holders of the Effective Date of a Fundamental Change no later than the second Business Day following such Effective Date. The Fundamental Change Notice shall state:

(i) the event causing the Fundamental Change;

(ii) the Effective Date;

(iii) that Holders shall have the right to effect a Fundamental Change Conversion in connection with such Fundamental Change during the Fundamental Change Conversion Period;

(iv) the Fundamental Change Conversion Period; and

(v) the instructions a Holder must follow to effect a Fundamental Change Conversion in connection with such Fundamental Change.

(c) In addition, not later than the second Business Day following the Effective Date of a Fundamental Change, the Corporation shall notify Holders of:

(i) the Fundamental Change Conversion Rate;

(ii) the Fundamental Change Dividend Make-whole Amount and whether the Corporation will pay such amount, or any portion thereof, in shares of Class C Capital Stock and, if applicable, the portion of such amount that will be paid in Class C Capital Stock; and

(iii) the Accumulated Dividend Amount and whether the Corporation will pay such amount, or any portion thereof, in shares of Class C Capital Stock and, if applicable, the portion of such amount that will be paid in Class C Capital Stock.

(d) (i) For any shares of Series B Mandatory Convertible Preferred Stock that are converted during the Fundamental Change Conversion Period, subject to the limitations described below, the Corporation may pay the Make-whole Dividend Amount, determined in the Corporation’s sole discretion:

(A) by paying cash;

(B) by delivering shares of Class C Capital Stock; or

(C) through any combination of paying cash and delivering shares of Class C Capital Stock.

(ii) The Corporation shall pay the Make-whole Dividend Amount in cash, except to the extent the Corporation elects on or prior to the second Business Day following the Effective Date of a Fundamental Change to make all or any portion of such payments by delivering shares of Class C Capital Stock. If the Corporation elects to make any payment of the Make-whole Dividend Amount, or any portion thereof, in shares of Class C Capital Stock, such shares shall be valued for such purpose at 97% of the applicable Stock Price.

(iii) No fractional shares of Class C Capital Stock shall be delivered by the Corporation to converting Holders in respect of the Make-whole Dividend Amount. A cash adjustment shall instead be paid by the Corporation to each Holder that would otherwise be entitled to receive a fraction of a share of Class C Capital Stock based on the Average VWAP per share of Class C Capital Stock over the five consecutive Trading Day period ending on, and including, the second Trading Day immediately preceding the relevant Conversion Date.

(iv) Notwithstanding the foregoing, with respect to any Fundamental Change Conversion, in no event shall the number of shares of Class C Capital Stock that the Corporation delivers in lieu of paying all or any portion of the Make-whole Dividend Amount in cash exceed a number equal to the portion of the Make-whole Dividend Amount to be paid by the delivery of Class C Capital Stock, divided by the greater of (i) the Floor Price and (ii) 97% of the applicable Stock Price. To the extent that the portion of the Make-whole Dividend Amount as to which the Corporation has elected to deliver shares of Class C Capital Stock in lieu of paying cash exceeds the product of the number of shares of Class C Capital Stock delivered in respect of such portion of the Make-whole Dividend Amount and 97% of the applicable Stock Price, the Corporation shall, if the Corporation is legally able to do so, notwithstanding any notice by the Corporation to the contrary, pay such excess amount in cash.

(v) If the Corporation is prohibited from paying or delivering, as the case may be, the Make-whole Dividend Amount (whether in cash or in shares of Class C Capital Stock), in whole or in part, due to limitations of applicable Delaware law, the Fundamental Change Conversion Rate shall instead be increased by a number of shares of Class C Capital Stock equal to the cash amount of the aggregate unpaid and undelivered Make-whole Dividend Amount, divided by the greater of (i) the Floor Price and (ii) 97% of the applicable Stock Price. In such case, to the extent that the cash amount of the aggregate unpaid and undelivered Make-whole Dividend Amount exceeds the product of such number of additional shares of Class C Capital Stock and 97% of the applicable Stock Price, the Corporation shall not have any obligation to pay the shortfall in cash.

SECTION 10. Conversion Procedures. (a) Pursuant to Section 7, on the Mandatory Conversion Date, any outstanding shares of Series B Mandatory Convertible Preferred Stock shall automatically convert into shares of Class C Capital Stock.

A Holder shall not be required to pay any taxes or duties relating to the issuance or delivery of the Class C Capital Stock upon Mandatory Conversion of its Series B Mandatory Convertible Preferred Stock, except that such Holder shall be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the Class C Capital Stock in a name other than the name of such Holder. Shares of Class C Capital Stock shall be issued and delivered and payment by the Corporation of any cash to which the converting Holder is entitled shall be made only after all applicable taxes and duties, if any, payable by the converting Holder have been paid in full and such shares of Class C Capital Stock shall be issued, and the payment by the Corporation of such cash to which the converting Holder is entitled shall be made, in each case, on the later of the Mandatory Conversion Date and the Business Day after such Holder has paid in full all applicable taxes and duties, if any.

The Person or Persons entitled to receive the shares of Class C Capital Stock issuable upon Mandatory Conversion of the Series B Mandatory Convertible Preferred Stock shall be treated as the record holder(s) of such shares of Class C Capital Stock as of the close of business on the Mandatory Conversion Date. Except as provided under Section 13(a)(vii), Section 13(c)(iii) and Section 13(c)(v), prior to the close of business on the Mandatory Conversion Date, the shares of Class C Capital Stock issuable upon Mandatory Conversion of the Series B Mandatory Convertible Preferred Stock shall not be deemed to be outstanding for any purpose and Holders shall have no rights with respect to such shares of Class C Capital Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Class C Capital Stock, by virtue of holding the Series B Mandatory Convertible Preferred Stock.

(b) To effect an Early Conversion pursuant to Section 8, a Holder must:

(i) complete and manually sign the conversion notice on the back of the Series B Mandatory Convertible Preferred Stock certificate or a facsimile of such conversion notice;

(ii) deliver the completed conversion notice and the certificated shares of Series B Mandatory Convertible Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent;

(iii) if required, furnish appropriate endorsements and transfer documents; and

(iv) if required, pay all applicable taxes or duties, if any.

Notwithstanding the foregoing, to effect an Early Conversion pursuant to Section 8 of shares of Series B Mandatory Convertible Preferred Stock held in global form, the Holder must, in lieu of the foregoing, comply with the applicable procedures of DTC (or any other depositary for the shares of Series B Mandatory Convertible Preferred Stock held in global form appointed by the Corporation).

The Early Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (the “Early Conversion Date”); provided that, for the avoidance of doubt, in no event may such Early Conversion Date occur after May 15, 2029. A Holder shall not be required to pay any taxes or duties relating to the issuance or delivery of Class C Capital Stock if such Holder exercises its Early Conversion rights, but such Holder shall be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Class C Capital Stock in a name other than the name of such Holder. Shares of Class C Capital Stock issuable upon Early Conversion shall be issued and delivered and payment by the Corporation of any cash to which the converting Holder is entitled shall be made only after all applicable taxes and duties, if any, payable by the converting Holder have been paid in full and such shares of Class C Capital Stock shall be issued, and the payment by the Corporation of such cash to which the converting Holder is entitled shall be made, in each case, on the later of the second Business Day immediately succeeding the Early Conversion Date and the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

The Person or Persons entitled to receive the shares of Class C Capital Stock issuable upon an Early Conversion shall be treated for all purposes as the record holder(s) of such shares of Class C Capital Stock as of the close of business on the applicable Early Conversion Date. Except as set forth in Section 13(a)(vii), Section 13(c)(iii) and Section 13(c)(v), prior to the close of business on the applicable Early Conversion Date, the shares of Class C Capital Stock issuable upon Early Conversion of any shares of Series B Mandatory Convertible Preferred Stock shall not be deemed to be outstanding for any purpose, and Holders shall have no rights with respect to such shares of Class C Capital Stock (including voting rights, rights to respond to tender offers for the Class C Capital Stock and rights to receive any dividends or other distributions on the Class C Capital Stock) by virtue of holding shares of Series B Mandatory Convertible Preferred Stock.

In the event that an Early Conversion is effected with respect to shares of Series B Mandatory Convertible Preferred Stock representing less than all the shares of Series B Mandatory Convertible Preferred Stock held by a Holder, upon such Early Conversion the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Series B Mandatory Convertible Preferred Stock as to which Early Conversion was not effected.

(c) To effect a Fundamental Change Conversion pursuant to Section 9, a Holder must:

(i) complete and manually sign the conversion notice on the back of the Series B Mandatory Convertible Preferred Stock certificate or a facsimile of such conversion notice;

(ii) deliver the completed conversion notice and the certificated shares of Series B Mandatory Convertible Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent;

(iii) if required, furnish appropriate endorsements and transfer documents; and

(iv) if required, pay all applicable taxes or duties, if any.

Notwithstanding the foregoing, to effect a Fundamental Change Conversion pursuant to Section 9 of shares of Series B Mandatory Convertible Preferred Stock held in global form, the Holder must, in lieu of the foregoing, comply with the applicable procedures of DTC (or any other depositary for the shares of Series B Mandatory Convertible Preferred Stock held in global form appointed by the Corporation).

The Fundamental Change Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (the “Fundamental Change Conversion Date”); provided that, for the avoidance of doubt, in no event may such Fundamental Change Conversion Date occur after May 15, 2029. A Holder shall not be required to pay any taxes or duties relating to the issuance or delivery of Class C Capital Stock if such Holder exercises its Fundamental Change Early Conversion Right, but such Holder shall be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Class C Capital Stock in a name other than the name of such Holder. Shares of Class C Capital Stock issuable upon Fundamental Change Conversion shall be issued and delivered and payment by the Corporation of any cash to which the converting Holder is entitled shall be made only after all applicable taxes and duties, if any, payable by the converting Holder have been paid in full and such shares of Class C Capital Stock shall be issued, and the payment by the Corporation of such cash to which the converting Holder is entitled shall be made, in each case, on the later of the second Business Day immediately succeeding the Fundamental Change Conversion Date and the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

The Person or Persons entitled to receive the shares of Class C Capital Stock issuable upon a Fundamental Change Conversion shall be treated for all purposes as the record holder(s) of such shares of Class C Capital Stock as of the close of business on the applicable Fundamental Change Conversion Date. Except as set forth in Section 13(a)(vii), Section 13(c)(iii) and Section 13(c)(v), prior to the close of business on the applicable Fundamental Change Conversion Date, the shares of Class C Capital Stock issuable upon Fundamental Change Conversion of any shares of Series B Mandatory Convertible Preferred Stock shall not be deemed to be outstanding for any purpose, and Holders shall have no rights with respect to such shares of Class C Capital Stock (including voting rights, rights to respond to tender offers for the Class C Capital Stock and rights to receive any dividends or other distributions on the Class C Capital Stock) by virtue of holding shares of Series B Mandatory Convertible Preferred Stock.

In the event that a Fundamental Change Conversion is effected with respect to shares of Series B Mandatory Convertible Preferred Stock representing less than all the shares of Series B Mandatory Convertible Preferred Stock held by a Holder, upon such Fundamental Change Conversion the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Series B Mandatory Convertible Preferred Stock as to which Fundamental Change Conversion was not effected.

(d) In the event that a Holder shall not by written notice designate the name in which shares of Class C Capital Stock to be issued upon conversion of such Series B Mandatory Convertible Preferred Stock should be registered or, if applicable, the address to which the certificate or certificates representing such shares of Class C Capital Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and, if applicable, to send the certificate or certificates representing such shares of Class C Capital Stock to the address of such Holder shown on the records of the Corporation.

(e) Shares of Series B Mandatory Convertible Preferred Stock shall cease to be outstanding on the applicable Conversion Date, subject to the right of Holders of such shares to receive shares of Class C Capital Stock issuable upon conversion of such shares of Series B Mandatory Convertible Preferred Stock and other amounts and shares of Class C Capital Stock, if any, to which they are entitled pursuant to Section 7, 8 or 9, as applicable and, if the applicable Conversion Date occurs after the Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, subject to the right of the Record Holders of such shares on such Record Date to receive payment of the full amount of such declared dividend on such Dividend Payment Date pursuant to Section 3.

(f) If the Corporation (or an applicable withholding agent) is required to withhold on constructive dividends to a Holder and pay the applicable withholding taxes, the Corporation may, at its option, or an applicable withholding agent may, withhold such taxes from or set off such taxes against payments of cash or shares of Class C Capital Stock payable to such Holder or such Holder’s other funds or assets.

SECTION 11. Reservation of Class C Capital Stock. (a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Class C Capital Stock or shares of Class C Capital Stock held in the treasury by the Corporation, solely for issuance upon the conversion of, or as payment of dividends on, shares of Series B Mandatory Convertible Preferred Stock as herein provided, free from any preemptive or other similar rights, a number of shares of Class C Capital Stock equal to the maximum number of shares of Class C Capital Stock issuable upon conversion of, or as payment of dividends on, all shares of Series B Mandatory Convertible Preferred Stock then outstanding (including, for the avoidance of doubt, the maximum Mandatory Conversion Additional Conversion Amount). For purposes of this Section 11(a), the number of shares of Class C Capital Stock that shall be issuable upon the conversion of, or as payment of dividends on, all outstanding shares of Series B Mandatory Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series B Mandatory Convertible Preferred Stock or as payment of any dividend on such shares of Series B Mandatory Convertible Preferred Stock, as herein provided, shares of Class C Capital Stock reacquired and held in the treasury by the Corporation (in lieu of the issuance of authorized and unissued shares of Class C Capital Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) All shares of Class C Capital Stock delivered upon conversion of, or as payment of a dividend on, the Series B Mandatory Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders) and free of preemptive rights.

(d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of, or as payment of a dividend on, the Series B Mandatory Convertible Preferred Stock, the Corporation shall comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) The Corporation hereby covenants and agrees that, if at any time the Class C Capital Stock shall be listed on the Nasdaq Global Select Market or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and use its commercially reasonable efforts to keep listed, so long as the Class C Capital Stock shall be so listed on such exchange or automated quotation system, all Class C Capital Stock issuable upon conversion of, or issuable in respect of the payment of dividends, the Accumulated Dividend Amount or the Fundamental Change Dividend Make-whole Amount on, the Series B Mandatory Convertible Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Class C Capital Stock until the earlier of (x) the first conversion of Series B Mandatory Convertible Preferred Stock into Class C Capital Stock in accordance with the provisions hereof and (y) the first payment of any dividends, any Accumulated Dividend Amount or any Fundamental Change Dividend Make-Whole Amount on the Series B Mandatory Convertible Preferred Stock, the Corporation covenants to list such Class C Capital Stock issuable upon the earlier of (1) the first conversion of the Series B Mandatory Convertible Preferred Stock and (2) the first payment of any dividends, any Accumulated Dividend Amount or any Fundamental Change Dividend Make-Whole Amount on the Series B Mandatory Convertible Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

SECTION 12. Fractional Shares. (a) No fractional shares of Class C Capital Stock shall be issued as a result of any conversion of shares of Series B Mandatory Convertible Preferred Stock.

(b) In lieu of any fractional share of Class C Capital Stock otherwise issuable in respect of the aggregate number of shares of Series B Mandatory Convertible Preferred Stock that are converted on the Mandatory Conversion Date pursuant to Section 7 or at the option of the Holder pursuant to Section 8 or Section 9, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the product of (i) that same fraction and (ii) the Average VWAP per share of the Class C Capital Stock over the five consecutive Trading Day period ending on, and including, the second Trading Day immediately preceding the Mandatory Conversion Date, Early Conversion Date or Fundamental Change Conversion Date, as applicable.

(c) If more than one share of the Series B Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Class C Capital Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series B Mandatory Convertible Preferred Stock so surrendered.

SECTION 13. Anti-Dilution Adjustments to the Fixed Conversion Rates. (a) Each Fixed Conversion Rate shall be subject to the following adjustments:

(i) Stock Dividends and Distributions. If the Corporation issues Class C Capital Stock to all or substantially all holders of Class C Capital Stock as a dividend or other distribution, each Fixed Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the holders of Class C Capital Stock entitled to receive such dividend or other distribution shall be multiplied by a fraction:

(A) the numerator of which is the sum of (x) the number of shares of Class C Capital Stock outstanding immediately prior to the close of business on the date fixed for such determination and (y) the total number of shares of Class C Capital Stock constituting such dividend or other distribution, and

(B) the denominator of which is the number of shares of Class C Capital Stock outstanding immediately prior to the close of business on the date fixed for such determination.

Any increase made pursuant to this clause (i) shall become effective immediately after the close of business on the date fixed for such determination. If any dividend or distribution described in this clause (i) is declared but not so paid or made, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors (or an authorized committee thereof) publicly announces its decision not to make such dividend or distribution, to such Fixed Conversion Rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (i), the number of shares of Class C Capital Stock outstanding immediately prior to the close of business on the date fixed for such determination shall not include shares held in treasury by the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Class C Capital Stock. The Corporation shall not pay any dividend or make any distribution on shares of Class C Capital Stock held in treasury by the Corporation.

(ii) Issuance of Stock Purchase Rights. If the Corporation issues to all or substantially all holders of Class C Capital Stock rights or warrants (other than rights or warrants issued pursuant to a stockholders’ rights plan, customary dividend reinvestment plan, or customary share purchase plan or other similar plans) entitling such holders, for a period of up to 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Class C Capital Stock at a price per share less than the Current Market Price of the Class C Capital Stock, each Fixed Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the holders of Class C Capital Stock entitled to receive such rights or warrants shall be increased by multiplying such Fixed Conversion Rate by a fraction:

(A) the numerator of which is the sum of (x) the number of shares of Class C Capital Stock outstanding immediately prior to the close of business on the date fixed for such determination and (y) the number of shares of Class C Capital Stock issuable pursuant to such rights or warrants, and

(B) the denominator of which shall be the sum of (x) the number of shares of Class C Capital Stock outstanding immediately prior to the close of business on the date fixed for such determination and (y) the number of shares of Class C Capital Stock equal to the quotient of the aggregate offering price payable to exercise such rights or warrants, divided by the Current Market Price of the Class C Capital Stock.

Any increase made pursuant to this clause (ii) shall become effective immediately after the close of business on the date fixed for such determination. In the event that such rights or warrants described in this clause (ii) are not so issued, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors (or an authorized committee thereof) publicly announces its decision not to issue such rights or warrants, to such Fixed Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Class C Capital Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each Fixed Conversion Rate shall be decreased to such Fixed Conversion Rate that would then be in effect had the increase made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Class C Capital Stock actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase shares of Class C Capital Stock at less than the Current Market Price of the Class C Capital Stock, and in determining the aggregate offering price payable to exercise such rights or warrants, there shall be taken into account any consideration received by the Corporation for such rights or warrants and the amount payable to the Corporation upon exercise or conversion thereof, the value of such consideration (if other than cash) to be determined by the Board of Directors (or an authorized committee thereof). For the purposes of this clause (ii), the number of shares of Class C Capital Stock at the time outstanding shall not include shares held in treasury by the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Class C Capital Stock. The Corporation shall not issue any such rights or warrants in respect of shares of Class C Capital Stock held in treasury by the Corporation.

(iii) Subdivisions and Combinations of the Class C Capital Stock. If outstanding shares of Class C Capital Stock shall be subdivided into a greater number of shares of Class C Capital Stock or combined into a lesser number of shares of Class C Capital Stock, each Fixed Conversion Rate in effect immediately prior to the open of business on the Effective Date of such subdivision or combination shall be multiplied by a fraction:

(A) the numerator of which is the number of shares of Class C Capital Stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination, and

(B) the denominator of which is the number of shares of Class C Capital Stock outstanding immediately prior to such subdivision or combination.

Any adjustment made pursuant to this clause (iii) shall become effective immediately after the open of business on the Effective Date of such subdivision or combination.

(iv) Debt or Asset Distribution. (A) If the Corporation distributes to all or substantially all holders of Class C Capital Stock evidences of its indebtedness, shares of capital stock, securities, rights to acquire the Corporation’s capital stock (other than rights issued pursuant to a stockholders’ rights plan so long as such rights have not separated from the Class C Capital Stock), cash or other assets (excluding (1) any dividend or distribution as to which an adjustment was effected pursuant to Section 13(a)(i), (2) any rights or warrants as to which an adjustment was effected pursuant to Section 13(a)(ii), (3) any dividend or distribution consisting exclusively of cash to all or substantially all holders of the Class C Capital Stock and (4) any Spin-Off as to which the provisions set forth in Section 13(a)(iv)(B) shall apply) (any such evidences of indebtedness, shares of capital stock, securities, rights to acquire the Corporation’s capital stock, cash or other assets, the “Distributed Property”), each Fixed Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of holders of Class C Capital Stock entitled to receive such distribution shall be multiplied by a fraction:

(1) the numerator of which is the Current Market Price of the Class C Capital Stock, and

(2) the denominator of which is the Current Market Price of the Class C Capital Stock minus the Fair Market Value, on the Ex-Date of such distribution, of the portion of the Distributed Property so distributed applicable to one share of Class C Capital Stock.

Any increase made pursuant to this Section 13(a)(iv)(A) shall become effective immediately after the close of business on the date fixed for such determination. In the event that such distribution described in this Section 13(a)(iv)(A) is not so made, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors (or an authorized committee thereof) publicly announces its decision not to make such distribution, to such Fixed Conversion Rate that would then be in effect if such distribution had not been declared.

(B) In the case of a Spin-Off, each Fixed Conversion Rate in effect immediately prior to the open of business on the Ex-Date of such distribution shall be multiplied by a fraction:

(1) the numerator of which is the sum of (x) the Current Market Price of the Class C Capital Stock and (y) the Current Market Price of the portion of those shares of capital stock or similar equity interests so distributed that is applicable to one share of Class C Capital Stock, and

(2) the denominator of which is the Current Market Price of the Class C Capital Stock.

Any increase made pursuant to this Section 13(a)(iv)(B) shall be made immediately following the determination of the Current Market Price of the Class C Capital Stock, but shall become retroactively effective immediately after the open of business on the Ex-Date of such distribution. In the event that such distribution described in this Section 13(a)(iv)(B) is not so made, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors (or an authorized committee thereof) publicly announces its decision not to make such distribution, to such Fixed Conversion Rate that would then be in effect if such distribution had not been declared. Because the Corporation shall make any increase to each Fixed Conversion Rate pursuant to this Section 13(a)(iv)(B) with retroactive effect as described above, the Corporation shall delay the settlement of any conversion of the Series B Mandatory Convertible Preferred Stock where any date for determining the number of shares of Class C Capital Stock issuable to a Holder upon such conversion occurs during the period set forth in clause (ii) of the definition of “Current Market Price” until the second Business Day immediately following the last Trading Day of such period.

For purposes of this clause (iv) (and subject in all respects to clause (viii)), rights or warrants distributed by the Corporation to all or substantially all holders of its Class C Capital Stock entitling them to subscribe for or purchase shares of the Corporation’s capital stock, including Class C Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Class C Capital Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Class C Capital Stock, shall be deemed not to have been distributed for purposes of this clause (iv) (and no adjustment to the Fixed Conversion Rates under this clause (iv) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Conversion Rates shall be made under this clause (iv). If any such rights or warrants, including any such existing rights or warrants distributed prior to the Initial Issue Date, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and the date fixed for the determination of the holders of Class C Capital Stock entitled to receive such distribution with respect to new rights or warrants with such rights (in which case the existing rights or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Conversion Rates under this clause (iv) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Fixed Conversion Rates shall be readjusted as if such rights or warrants had not been issued and (y) the Fixed Conversion Rates shall then again be readjusted to give effect to such distribution, deemed distribution, Trigger Event or other event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Class C Capital Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Class C Capital Stock as of the date of such redemption or purchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Conversion Rates shall be readjusted as if such rights and warrants had not been issued.

For purposes of clause (i), clause (ii) and this clause (iv), if any dividend or distribution to which this clause (iv) is applicable includes one or both of:

(x) a dividend or distribution of shares of Class C Capital Stock to which clause (i) is applicable (the “Clause I Distribution”); or

(y) an issuance of rights or warrants to which clause (ii) is applicable (the “Clause II Distribution”),

then (1) such dividend or distribution, other than the Clause I Distribution, if any, and the Clause II Distribution, if any, shall be deemed to be a dividend or distribution to which this clause (iv) is applicable (the “Clause IV Distribution”) and any Fixed Conversion Rate adjustment required by this clause (iv) with respect to such Clause IV Distribution shall then be made, and (2) the Clause I Distribution, if any, and Clause II Distribution, if any, shall be deemed to immediately follow the Clause IV Distribution and any Fixed Conversion Rate adjustment required by clause (i) and clause (ii) with respect thereto shall then be made, except that, if determined by the Corporation (I) the date fixed for determination of the holders of Class C Capital Stock entitled to receive any Clause I Distribution or Clause II Distribution shall be deemed to be the date fixed for the determination of holders of Class C Capital Stock entitled to receive the Clause IV Distribution and (II) any shares of Class C Capital Stock included in any Clause I Distribution or Clause II Distribution shall be deemed not to be “outstanding immediately prior to the close of business on the date fixed for such determination” within the meaning of clauses (i) and (ii).

(v) Cash Distributions. If the Corporation dividends or distributes an amount consisting exclusively of cash to all or substantially all holders of Class C Capital Stock (excluding (1) a regular, quarterly cash dividend that does not exceed $0.22 per share (the “Initial Dividend Threshold”), (2) any cash that is distributed in exchange for the Class C Capital Stock in a Reorganization Event to which Section 13(e) applies, (3) any dividend or distribution in connection with the liquidation, dissolution or winding-up of the Corporation and (4) any consideration payable as part of a tender or exchange offer by the Corporation or any Subsidiary of the Corporation covered by Section 13(a)(vi)), each Fixed Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the holders of Class C Capital Stock entitled to receive such dividend or distribution shall be multiplied by a fraction:

(1) the numerator of which is the Current Market Price of the Class C Capital Stock minus the Initial Dividend Threshold (provided that if the dividend or distribution is not a regular, quarterly cash dividend, the Initial Dividend Threshold shall be deemed to be zero), and

(2) the denominator of which is the Current Market Price of the Class C Capital Stock minus the amount per share of Class C Capital Stock of such dividend or distribution.

The Initial Dividend Threshold shall be subject to adjustment on an inversely proportional basis whenever the Fixed Conversion Rates are adjusted, but no adjustment shall be made to the Initial Dividend Threshold for any adjustment made to the Fixed Conversion Rates pursuant to this clause (v).

Any increase made pursuant to this clause (v) shall become effective immediately after the close of business on the date fixed for the determination of the holders of Class C Capital Stock entitled to receive such dividend or distribution. In the event that any dividend or distribution described in this clause (v) is not so made, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors (or an authorized committee thereof) publicly announces its decision not to make such dividend or distribution, to such Fixed Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(vi) Self Tender Offers and Exchange Offers. If the Corporation or any Subsidiary of the Corporation successfully completes a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for the Class C Capital Stock (other than a tender offer solely to holders of fewer than 100 shares of Class C Capital Stock) where the cash and the value of any other consideration included in the payment per share of Class C Capital Stock exceeds the Current Market Price of the Class C Capital Stock, each Fixed Conversion Rate in effect immediately prior to the close of business on the date of expiration of the tender or exchange offer (the “Expiration Date”) shall be multiplied by a fraction:

(A) the numerator of which shall be equal to the sum of:

(1) the aggregate cash and Fair Market Value on the Expiration Date of any other consideration paid or payable for shares of Class C Capital Stock purchased in such tender or exchange offer; and

(2) the product of (x) the Current Market Price of the Class C Capital Stock and (y) the number of shares of Class C Capital Stock outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares of Class C Capital Stock pursuant to such tender or exchange offer); and

(B) the denominator of which shall be equal to the product of (1) the Current Market Price of the Class C Capital Stock and (2) the number of shares of Class C Capital Stock outstanding immediately prior to the time such tender or exchange offer expires (without giving effect to the purchase or exchange of shares of Class C Capital Stock pursuant to such tender or exchange offer).

Any increase made pursuant to this clause (vi) shall be made immediately following the determination of the Current Market Price of the Class C Capital Stock, but shall become retroactively effective immediately after the close of business on the Expiration Date. In the event that the Corporation or one of its Subsidiaries is obligated to purchase shares of Class C Capital Stock pursuant to any such tender offer or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversion Rate shall be decreased to be such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (vi) to any tender offer or exchange offer would result in a decrease in each Fixed Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this clause (vi). Because the Corporation shall make any increase to each Fixed Conversion Rate pursuant to this clause (vi) with retroactive effect as described above, the Corporation shall delay the settlement of any conversion of the Series B Mandatory Convertible Preferred Stock where any date for determining the number of shares of Class C Capital Stock issuable to Holders upon such conversion occurs during the period set forth in clause (iii) of the definition of “Current Market Price” until the second Business Day immediately following the last Trading Day of such period.

(vii) In cases where (i) the Fair Market Value of the Distributed Property distributed per share of Class C Capital Stock as to which Section 13(a)(iv)(A) applies or (ii) the amount of cash distributed per share of Class C Capital Stock as to which Section 13(a)(v) applies, in each case, equals or exceeds the Average VWAP per share of the Class C Capital Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution, rather than being entitled to an adjustment in each Fixed Conversion Rate, Holders shall be entitled to receive (without having to convert their Series B Mandatory Convertible Preferred Stock), at the same time and upon the same terms as holders of Class C Capital Stock, the kind and amount of the Distributed Property or cash, as the case may be, comprising the distribution that such Holder would have received if such Holder had owned, immediately prior to the record date for determining the holders of Class C Capital Stock entitled to receive the distribution, for each share of Series B Mandatory Convertible Preferred Stock, a number of shares of Class C Capital Stock equal to the Maximum Conversion Rate in effect on the date of such distribution.

(viii) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Class C Capital Stock on any Conversion Date, upon conversion of any shares of Series B Mandatory Convertible Preferred Stock, converting Holders shall receive, in addition to the Class C Capital Stock, the rights under such rights plan, unless, prior to such Conversion Date, the rights have separated from the Class C Capital Stock, in which case each Fixed Conversion Rate shall be adjusted at the time of separation of such rights as if the Corporation made a distribution to all holders of the Class C Capital Stock as described in Section 13(a)(iv)(A), subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow Holders to receive upon conversion, in addition to any shares of Class C Capital Stock, the rights described therein (unless such rights or warrants have separated from Class C Capital Stock (in which case each Fixed Conversion Rate shall be adjusted at the time of separation as if the Corporation had made a distribution to all holders of Class C Capital Stock as described in Section 13(a)(iv)(A), subject to readjustment in the event of the expiration, termination or redemption of such rights)) shall not constitute a distribution of rights or warrants that would entitle Holders to an adjustment to the Fixed Conversion Rates.

(b) Discretionary Adjustments. The Corporation may make such increases in each Fixed Conversion Rate, in addition to any other increases required by this Section 13, as the Corporation deems advisable if the Board of Directors (or an authorized committee thereof) determines that such increase would be in the Corporation’s best interest or in order to avoid or diminish any income tax to holders of the Class C Capital Stock resulting from any dividend or distribution of shares of Class C Capital Stock (or issuance of rights or warrants to acquire shares of Class C Capital Stock) or from any event treated as such for income tax purposes or for any other reasons; provided that the same proportionate adjustment must be made to each Fixed Conversion Rate.

(c) Calculation of Adjustments; Adjustments to Floor Price and Stock Price. (i) All adjustments to each Fixed Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Class C Capital Stock. Prior to the first Trading Day of the Final Averaging Period, no adjustment to a Fixed Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein. If any adjustment by reason of this Section 13(c)(i) is not required to be made because it would not change the Fixed Conversion Rates by at least one percent, such adjustment shall be carried forward and taken into account in any subsequent adjustment; provided, however, that the Corporation shall make such adjustments, regardless of whether such aggregate adjustments amount to one percent or more of the Fixed Conversion Rates, (x) on any Early Conversion Date or Fundamental Change Conversion Date; (y) on the Effective Date of any Fundamental Change; and (z) on each Trading Day of the Final Averaging Period.

(ii) If an adjustment is made to the Fixed Conversion Rates pursuant to Section 13(a) or 13(b), an inversely proportional adjustment shall also be made to the Floor Price. Such adjustment shall be made by dividing the Floor Price by a fraction, the numerator of which shall be the Minimum Conversion Rate immediately after such adjustment pursuant to Section 13(a) or 13(b) and the denominator of which shall be the Minimum Conversion Rate immediately before such adjustment. For the avoidance of doubt, if an adjustment is made to the Fixed Conversion Rates pursuant to Section 13(a) or 13(b), no separate inversely proportional adjustment shall be made to the Initial Price or the Threshold Appreciation Price because the Initial Price is equal to $1,000 divided by the Maximum Conversion Rate (as adjusted in the manner described herein), rounded to the nearest $0.0001, and the Threshold Appreciation Price is equal to $1,000 divided by the Minimum Conversion Rate (as adjusted in the manner described herein), rounded to the nearest $0.0001. Whenever any provision of this Certificate of Designations requires the Corporation to calculate the VWAP per share of the Class C Capital Stock over a span of multiple days, the Board of Directors (or an authorized committee thereof) shall make appropriate adjustments (including, without limitation, to the Applicable Market Value, the Early Conversion Average Price, the Stock Price and the Five-Day Average Price, as the case may be) to account for any adjustments, pursuant to Section 13(a) or 13(b), to the Fixed Conversion Rates that become effective, or any event that would require such an adjustment if the record date, Ex-Date, Effective Date or Expiration Date, as the case may be, of such event occurs, during the relevant period used to calculate such prices or values, as the case may be.

(iii) If:

(A) the record date for a dividend or distribution on Class C Capital Stock occurs after the end of the Final Averaging Period and before the Mandatory Conversion Date; and

(B) such dividend or distribution would have resulted in an adjustment of the number of shares of Class C Capital Stock issuable to the Holders had such record date occurred on or before the last Trading Day of the Final Averaging Period, then the Corporation shall deem the Holders to be holders of record, for each share of their Series B Mandatory Convertible Preferred Stock, of a number of shares of Class C Capital Stock equal to the Mandatory Conversion Rate for purposes of that dividend or distribution. In this case, the Holders would receive the dividend or distribution on Class C Capital Stock together with the number of shares of Class C Capital Stock issuable upon Mandatory Conversion.

(iv) If an adjustment is made to the Fixed Conversion Rates pursuant to Section 13(a) or 13(b), a proportional adjustment shall be made to each Stock Price column heading set forth in the table included in the definition of “Fundamental Change Conversion Rate” as of the day on which the Fixed Conversion Rates are so adjusted. Such adjustment shall be made by multiplying each Stock Price included in such table, applicable immediately prior to such adjustment, by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to such Stock Price adjustment, and the denominator of which is the Minimum Conversion Rate as so adjusted.

(v) No adjustment to the Fixed Conversion Rates shall be made if Holders may participate (other than in the case of (x) a share subdivision or share combination or (y) a tender or exchange offer), at the same time, upon the same terms and otherwise on the same basis as holders of Class C Capital Stock and solely as a result of holding Series B Mandatory Convertible Preferred Stock, in the transaction that would otherwise give rise to an adjustment without having to convert their Series B Mandatory Convertible Preferred Stock as if they held, for each share of Series B Mandatory Convertible Preferred Stock, a number of shares of Class C Capital Stock equal to the Maximum Conversion Rate then in effect. In addition, the Fixed Conversion Rates shall not be adjusted except as provided in this Section 13. Without limiting the foregoing, the Fixed Conversion Rates shall not be adjusted:

(A) upon the issuance of any shares of Class A Common Stock or Class C Capital Stock (or rights with respect thereto) pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Class A Common Stock or Class C Capital Stock under any plan;

(B) upon the issuance of any shares of Class A Common Stock or Class C Capital Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit or other incentive plan or program of or assumed by the Corporation or any of its Subsidiaries;

(C) upon the issuance of any shares of Class A Common Stock or Class C Capital Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Initial Issue Date;

(D) for a change solely in the par value of the Class C Capital Stock;

(E) for sales of Class A Common Stock or Class C Capital Stock for cash, including the sale of shares of Class C Capital Stock for a purchase price that is less than the applicable market price per share of Class C Capital Stock or less than the Initial Price or the Threshold Appreciation Price, other than in a transaction described in Section 13(a)(ii) or Section 13(a)(iv)(A);

(F) for stock repurchases that are not tender or exchange offers, including pursuant to structured or derivative transactions;

(G) as a result of a tender offer solely to holders of fewer than 100 shares of Class C Capital Stock;

(H) as a result of a third-party tender or exchange offer, other than a tender or exchange offer by one of the Corporation’s Subsidiaries as described in Section 13(a)(vi);

(I) for any regular, quarterly cash dividend that does not exceed the Initial Dividend Threshold; or

(J) for accumulated and unpaid dividends on the Series B Mandatory Convertible Preferred Stock, except as provided in Section 7, Section 8 and Section 9.

(d) Notice of Adjustment. Whenever the Fixed Conversion Rates and the Fundamental Change Conversion Rates set forth in the table in the definition of “Fundamental Change Conversion Rate” are to be adjusted, the Corporation shall:

(i) compute such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based;

(ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Fixed Conversion Rates and the Fundamental Change Conversion Rates, provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and

(iii) as soon as practicable following the determination of such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates provide, or cause to be provided, to the Holders, upon written request by a beneficial owner of the Series B Depositary Shares, a statement setting forth in reasonable detail the method by which the adjustments to the Fixed Conversion Rates and Fundamental Change Conversion Rates were determined and setting forth such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates.

(e) Reorganization Events. In the event of:

(i) any consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the shares of Class C Capital Stock outstanding immediately prior to the merger or consolidation are not converted into, or exchanged for, securities, cash or other property);

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the consolidated property and assets of the Corporation and its Subsidiaries;

(iii) any reclassification of Class C Capital Stock into securities, including securities other than Class C Capital Stock; or

(iv) any statutory exchange of securities of the Corporation with another Person or binding share exchange (other than in connection with a merger or consolidation),

in each case, as a result of which the Class C Capital Stock would be converted into, or exchanged for, securities, cash or property (each, a “Reorganization Event”), each share of Series B Mandatory Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders, become convertible into the kind of securities, cash and other property that such Holder would have been entitled to receive if such Holder had converted its Series B Mandatory Convertible Preferred Stock into Class C Capital Stock immediately prior to such Reorganization Event (such securities, cash and other property, the “Exchange Property,” with each “Unit of Exchange Property” meaning the kind and amount of such Exchange Property that a holder of one share of Class C Capital Stock is entitled to receive). For purposes of the foregoing, the type and amount of Exchange Property in the case of any Reorganization Event that causes the Class C Capital Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Class C Capital Stock in such Reorganization Event. The Corporation shall notify Holders of such weighted average as soon as practicable after such determination is made. The number of Units of Exchange Property that the Corporation shall deliver upon conversion of each share of Series B Mandatory Convertible Preferred Stock or as a payment of dividends on the Series B Mandatory Convertible Preferred Stock, as applicable, following the effective date of such Reorganization Event shall be determined as if references in Section 3, Section 7, Section 8 and/or Section 9, as applicable, to shares of Class C Capital Stock were to Units of Exchange Property (without any interest thereon and without any right to dividends or distributions thereon which have a record date that is prior to the date on which Holders become holders of record of the underlying Exchange Property, except as provided in Section 13(a)(vii), Section 13(c)(iii) and Section 13(c)(v)). For the purpose of determining which of clause (i), (ii) or (iii) of Section 7(b) shall apply upon Mandatory Conversion, and for the purpose of calculating the Mandatory Conversion Rate if clause (ii) of Section 7(b) is applicable, the value of a Unit of Exchange Property shall be determined in good faith by the Board of Directors (or an authorized committee thereof), except that if a Unit of Exchange Property includes common equity or American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common equity or ADRs shall be the average over the Final Averaging Period of the volume-weighted average prices for such common equity or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by the Board of Directors (or an authorized committee thereof)), or, if such price is not available, the average market value per share of such common equity or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

The provisions of this Section 13(e) shall similarly apply to successive Reorganization Events and the provisions of Section 13 shall apply to any shares of capital stock or ADRs of the Corporation (or any successor thereto) received by the holders of Class C Capital Stock in any such Reorganization Event.

The Corporation (or any successor thereto) shall, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 13(e).

In connection with any Reorganization Event, the Initial Dividend Threshold shall be subject to adjustment as described in clause (i), clause (ii) or clause (iii) below, as the case may be:

(i) In the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, as set forth above in this Section 13 and excluding any dissenters’ appraisal rights) is composed entirely of shares of common stock or ADRs (the “Reorganization Common Stock”), the Initial Dividend Threshold at and after the effective time of such Reorganization Event shall be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Reorganization Event, divided by (y) the number of shares of Reorganization Common Stock that a holder of one share of Class C Capital Stock would receive in such Reorganization Event (such quotient rounded down to the nearest cent).

(ii) In the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, as set forth above in this Section 13 and excluding any dissenters’ appraisal rights) is composed in part of shares of Reorganization Common Stock, the Initial Dividend Threshold at and after the effective time of such Reorganization Event shall be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Reorganization Event, multiplied by (y) the Reorganization Valuation Percentage for such Reorganization Event (such product rounded down to the nearest cent).

(iii) In the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, as set forth above in this Section 13 and excluding any dissenters’ appraisal rights) is composed entirely of consideration other than shares of Reorganization Common Stock, the Initial Dividend Threshold at and after the effective time of such Reorganization Event shall be equal to zero.

SECTION 14. Transfer Agent, Registrar, and Conversion and Dividend Disbursing Agent. The duly appointed Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent for the Series B Mandatory Convertible Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent in accordance with the agreement between the Corporation and the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent, as the case may be; provided that if the Corporation removes Computershare Trust Company, N.A., the Corporation shall appoint a successor transfer agent, registrar or conversion and dividend disbursing agent, as the case may be, who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

SECTION 15. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Holder of any shares of Series B Mandatory Convertible Preferred Stock as the true and lawful owner thereof for all purposes.

SECTION 16. Notices. All notices or communications in respect of the Series B Mandatory Convertible Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or by electronic mail or facsimile, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or the Bylaws and by applicable law. Notwithstanding the foregoing, if the shares of the Series B Mandatory Convertible Preferred Stock are held in global form, such notices may also be given to the Holders in any manner permitted by DTC or any similar facility used for the settlement of transactions in the Series B Mandatory Convertible Preferred Stock.

SECTION 17. No Preemptive Rights. The Holders shall have no preemptive or preferential rights to purchase or subscribe to any stock, obligations, warrants or other securities of the Corporation of any class.

SECTION 18. Other Rights. The shares of the Series B Mandatory Convertible Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

SECTION 19. Stock Certificates.

(a) Shares of Series B Mandatory Convertible Preferred Stock shall be represented by stock certificates substantially in the form set forth as Exhibit A hereto.

(b) Stock certificates representing shares of the Series B Mandatory Convertible Preferred Stock shall be signed by two authorized Officers of the Corporation, in accordance with the Bylaws and applicable Delaware law, by manual or facsimile signature.

(c) A stock certificate representing shares of the Series B Mandatory Convertible Preferred Stock shall not be valid until manually countersigned by an authorized signatory of the Transfer Agent and Registrar. Each stock certificate representing shares of the Series B Mandatory Convertible Preferred Stock shall be dated the date of its countersignature.

(d) If any Officer of the Corporation who has signed a stock certificate no longer holds that office at the time the Transfer Agent and Registrar countersigns the stock certificate, the stock certificate shall be valid nonetheless.

SECTION 20. Replacement Certificates.

(a) If any Series B Mandatory Convertible Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Series B Mandatory Convertible Preferred Stock certificate, or in lieu of and substitution for the Series B Mandatory Convertible Preferred Stock certificate lost, stolen or destroyed, a new Series B Mandatory Convertible Preferred Stock certificate of like tenor and representing an equivalent Liquidation Preference of shares of Series B Mandatory Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series B Mandatory Convertible Preferred Stock certificate and indemnity, if requested, reasonably satisfactory to the Corporation and the Transfer Agent.

(b) The Corporation is not required to issue any certificate representing the Series B Mandatory Convertible Preferred Stock on or after the Mandatory Conversion Date. In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described above, shall deliver the shares of Class C Capital Stock issuable and any cash deliverable pursuant to the terms of the Series B Mandatory Convertible Preferred Stock formerly evidenced by the certificate.

SECTION 21. Titles and Headings. The titles and headings of the sections and subsections of this Certificate of Designations have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 22. Miscellaneous. (a) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Mandatory Convertible Preferred Stock or shares of Class C Capital Stock or other securities issued on account of Series B Mandatory Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Class C Capital Stock or other securities in a name other than that in which the shares of Series B Mandatory Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, and the Corporation shall not be required to make any such issuance or delivery unless and until the Person otherwise entitled to such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(b) The Liquidation Preference and the Dividend Amount each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series B Mandatory Convertible Preferred Stock. Such adjustments shall be determined in good faith by the Board of Directors (or an authorized committee thereof) and submitted by the Board of Directors (or such authorized committee thereof) to the Transfer Agent.

Exhibit A

[FORM OF FACE OF SERIES B MANDATORY CONVERTIBLE PREFERRED STOCK CERTIFICATE]

Certificate Number [__]	Number of Shares of Series B Mandatory Convertible Preferred Stock [_____]

CUSIP 02079K 701

ISIN US02079K7019

ALPHABET INC.

6.25% Series B Mandatory Convertible Preferred Stock

(par value $0.001 per share)

(Liquidation Preference as specified below)

ALPHABET INC., a Delaware corporation (the “Corporation”), hereby certifies that [_______] (the “Holder”), is the registered owner of [_______] fully paid and non-assessable shares of the Corporation’s designated 6.25% Series B Mandatory Convertible Preferred Stock, with par value $0.001 per share and a Liquidation Preference of $1,000.00 per share (the “Series B Mandatory Convertible Preferred Stock”). The shares of Series B Mandatory Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series B Mandatory Convertible Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations of 6.25% Series B Mandatory Convertible Preferred Stock of Alphabet Inc. dated June 5, 2026 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to the Holder without charge upon written request to the Corporation at its principal place of business. In the case of any conflict between this Certificate and the Certificate of Designations, the provisions of the Certificate of Designations shall control and govern.

Reference is hereby made to the provisions of the Series B Mandatory Convertible Preferred Stock set forth on the reverse hereof and in the Certificate of Designations, which provisions shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent and Registrar have properly countersigned, these shares of Series B Mandatory Convertible Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by two Officers of the Corporation this [__] of [_______], [____].

ALPHABET INC.

By:
Name:
Title:

By:
Name:
Title:

Exhibit 3.2

COUNTERSIGNATURE

These are shares of Series B Mandatory Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated: [_______], [____]

Computershare Trust Company, N.A., as Registrar and Transfer Agent

By:
Name:
Title:

Exhibit 3.2

[FORM OF REVERSE OF CERTIFICATE FOR SERIES B MANDATORY CONVERTIBLE PREFERRED STOCK]

Cumulative dividends on each share of Series B Mandatory Convertible Preferred Stock shall be payable at the applicable rate provided in the Certificate of Designations.

The shares of Series B Mandatory Convertible Preferred Stock shall be convertible in the manner and in accordance with the terms set forth in the Certificate of Designations.

The Corporation shall furnish without charge to each Holder who so requests a summary of the authority of the Board of Directors to determine variations for future series within a class of stock and the designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

NOTICE OF CONVERSION

(To be Executed by the Holder

in order to Convert the Series B Mandatory Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) 6.25% Series B Mandatory Convertible Preferred Stock (the “Series B Mandatory Convertible Preferred Stock”), of Alphabet Inc. (hereinafter called the “Corporation”), represented by stock certificate No(s). [______] (the “Series B Mandatory Convertible Preferred Stock Certificates”), into Class C capital stock, par value $0.001 per share, of the Corporation (the “Class C Capital Stock”) according to the conditions of the Certificate of Designations of the Series B Mandatory Convertible Preferred Stock (the “Certificate of Designations”), as of the date written below. If Class C Capital Stock is to be issued in the name of a person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any. Each Series B Mandatory Convertible Preferred Stock Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:
Applicable Conversion Rate:
Shares of Series B Mandatory Convertible Preferred Stock to Be Converted:
Shares of Class C Capital Stock to Be Issued:*
Signature:
Name:
Address:**
Fax No.:

*

The Corporation is not required to issue Class C Capital Stock until the original Series B Mandatory Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or the Conversion and Dividend Disbursing Agent.

**	Address where Class C Capital Stock and any other payments or certificates shall be sent by the Corporation.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series B Mandatory Convertible Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)
(Insert address and zip code of assignee) and irrevocably appoints:

as agent to transfer the shares of Series B Mandatory Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)